UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2018 (March 6, 2018)

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre 8 Java Road North Point, Hong Kong
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Board of Directors (“the Board”) of Sleepaid Holding Company (“Sleepaid”) have decided to sell its wholly owned subsidiary, Yugosu Investment Limited and Yugosu’s subsidiaries, to ZZLL Information Technology, Inc. (“ZZLL”), an unrelated third party, in exchange for shares of ZZLL common stock. In accordance with the terms of the Share Exchange Agreement (“the Agreement”) between Sleepaid and ZZLL, ZZLL will issue an aggregate 12,000,000 shares of the common stock of ZZLL (“the ZZLL Shares”) to Sleepaid, which shall dividend those shares out to Sleepaid Shareholders of record (“Sleepaid Shareholders”). In return, Sleepaid will transfer all issued and outstanding shares of Yugosu Investment Limited and Yugosu’s subsidiaries to ZZLL’s wholly owned subsidiary Syndicore Asia Limited (“SAL”). Yugosu will be a wholly-owned subsidiary of SAL. Sleepaid Shareholders will continue to retain their current share position in Sleepaid, in addition to receiving the shares of ZZLL.

The foregoing descriptions of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as 10.1 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(a) Exhibits

Exhibit Number	Exhibit Description

4.01	Share Exchange Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: March 8, 2018	By:	/s/ Tao Wang
Tao Wang
CEO

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